UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NOG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Reliance Purchase and Sale Agreement and Cooperation Agreement

On February 3, 2021, Northern Oil and Gas, Inc. (the “Company”) entered into a purchase and sale agreement (the “PSA”) with Reliance Marcellus, LLC (“Reliance”) pursuant to which the Company agreed to acquire (the “Reliance Acquisition”) certain oil and gas properties, interests and related assets (the “PSA Assets”) for an unadjusted aggregate purchase price of $250.0 million, plus 3,250,000 warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price equal to $14.00 per share, subject to certain customary purchase price adjustments. The Warrants will be exercisable in whole or in part for the Common Stock underlying the Warrants by Reliance at any time beginning 90 days following the date of issuance and ending seven years from the date of issuance. The PSA contains customary representations and warranties, covenants and indemnification provisions and has an effective date of July 1, 2020.

Certain of the PSA Assets to be purchased in connection with the Reliance Acquisition are subject to both preferential purchase and consent rights, which, if exercised or not obtained within certain periods of time designated in the PSA after closing of the Reliance Acquisition, would result in the exclusion of such assets from the Reliance Acquisition.

In connection with the Reliance Acquisition, on February 3, 2021, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with an unaffiliated third party, Arch Investment Partners, LLC (“Arch”). Pursuant to the Cooperation Agreement, the Company expects to assign an undivided 30% interest in and to the PSA, including the right to acquire an equivalent share of the PSA Assets transferred under the PSA, to Arch, with Arch assuming the obligation to fund 30% of the aggregate cash purchase price payable to Reliance under the PSA. As a result, assuming all of the PSA Assets are transferred at closing, the Company will acquire an undivided 70% interest in the PSA Assets (such portion of the PSA Assets, the “Reliance Assets”) for an unadjusted aggregate purchase price payable by us comprised of $175.0 million in cash and the Warrants.

The obligations of the parties to complete the transactions contemplated by the PSA are subject to the satisfaction or waiver of customary closing conditions set forth in the PSA. Upon termination of the PSA under specified circumstances, generally relating to a failure by the Company to close or fulfill in any material respect any of its obligations under the PSA, the Company and the counterparty to the Cooperation Agreement would be required to forfeit to Reliance the cash deposit thereunder.

The foregoing description of the PSA and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified by, the full text of the PSA, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The PSA has been included with this Current Report on Form 8-K (this “Report”) to provide investors and security holders with information regarding the terms of the transactions contemplated therein. It is not intended to provide any other factual information about the Company, Reliance or the Reliance Assets. The representations, warranties, covenants and agreements contained in the PSA, which are made only for purposes of the PSA and as of specific dates, are solely for the benefit of the parties to the PSA, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the PSA instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Company security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Reliance, or the Reliance Assets. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the PSA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Amendment to the Credit Agreement

On February 3, 2021, the Company entered into a second amendment (the “Amendment”) to its Second Amended and Restated Credit Agreement, dated November 22, 2019 (the “Credit Agreement”), governing the Company’s revolving credit facility with Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto. Pursuant to the Amendment, the company is permitted to (i) issue unsecured senior debt securities in an aggregate principal amount not to exceed $600,000,000 (the “Senior Debt Issuance”) and (ii) repay the remaining outstanding balance of the Purchaser Note (as defined in the Credit Agreement) and Second Lien Notes (as defined in the Credit Agreement). In addition, the Amendment provides that the borrowing base under the Credit Agreement will be reduced by an amount equal to the product of 0.25 multiplied by the sum of (x) the net proceeds of the Senior Debt Issuance, minus (y) the amount by which the Second Lien Notes and the Purchaser Note have been reduced after the Amendment closing date, if, among other things, (A) the closing date of the PSA has not occurred by April 30, 2021 or (B) the Company has not redeemed the Second Lien Notes in full by May 15, 2021. The Company does not currently anticipate a reduction in the borrowing base as a result of the foregoing, because it anticipates both closing the transactions contemplated by the PSA and redeeming the Second Lien Notes in full on or before the specified dates.

The Amendment also amends certain other provisions of the Credit Agreement, including among other things to update provisions regarding European bail-in legislation. The foregoing description of the Amendment is qualified in its entirety by reference to such Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On February 3, 2021, the Company issued a press release regarding the Reliance Acquisition, which press release also includes preliminary information for the fourth quarter of 2020. A copy of the press release is furnished as Exhibit 99.4 hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The description set forth under Item 1.01 above of the issuance of Warrants pursuant to the PSA and the terms thereof is incorporated herein by reference. The Warrants will be issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof to a limited number of persons who are “accredited investors” as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission without the use of any general solicitation or advertising to market or otherwise offer the securities for sale. The information contained in this Report is not an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 8.01.	Other Events.

The reserve reports of Cawley, Gillespie & Associates, Inc. relating to the Company’s estimated oil and gas reserves at December 31, 2020 are filed herewith as Exhibits 99.1 and 99.2 and the reserve reports of Cawley, Gillespie & Associates, Inc. at December 31, 2020 relating to the Reliance Assets’ estimated oil and gas reserves at December 31, 2020 is filed herewith as Exhibit 99.3 and, together with Exhibits 99.1 and 99.2, is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement between Northern Oil and Gas, Inc. and Reliance Marcellus, LLC, dated February 3, 2021.*

10.1	Second Amendment to the Second Amended and Restated Credit Agreement, dated February 3, 2021, by and among Northern Oil and Gas, Inc. and Wells Fargo Bank, National Association and the Lenders party thereto.

23.1	Consent of Cawley, Gillespie & Associates, Inc.

23.2	Consent of Cawley, Gillespie & Associates, Inc.

99.1	Cawley, Gillespie & Associates, Inc. Reserve Report of Northern Oil and Gas, Inc. as of December 31, 2020.

99.2	Cawley, Gillespie & Associates, Inc. Reserve Report of Northern Oil and Gas, Inc. as of December 31, 2020.

99.3	Cawley, Gillespie & Associates, Inc. Reserve Report of the Reliance Assets as of December 31, 2020.

99.4	Press Release of Northern Oil and Gas, Inc., dated February 3, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2021	NORTHERN OIL AND GAS, INC.

	By	/s/ Erik J. Romslo
Erik J. Romslo Chief Legal Officer and Secretary